UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2007

Insignia Solutions plc
(Exact name of Registrant as specified in its charter)

England and Wales	0-27012	Not Applicable

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

51 East Campbell Avenue, Suite 130
Campbell, California 95008
United States of America
(Address of principal executive offices) (Zip code)

(408) 874-2600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On August 15, 2007 Insignia Solutions plc announced that, following an informal request, the United Kingdom’s Panel on Takeovers and Mergers had confirmed that, based on the current location of the management and control of Insignia’s business being outside the United Kingdom, the Company will not be subject to the provisions of the UK Takeover Code, were an offer made for it. This position may change should the Board of Directors, management or the activities of the Company change. Were the Company to make an offer to acquire another company, the provisions of the UK Takeover Code would only apply if that other company itself fell within the jurisdiction of the UK's Panel on Takeovers and Mergers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Solutions plc

Date: August 21, 2007	By:	/s/ George Monk
George Monk
Chief Financial Officer